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                                                                   EXHIBIT 10.12

                                LOAN AGREEMENT

     This Loan Agreement (this "Agreement") is made effective as of the 30th day of September, 1999 (the "Effective Date"), by and between PeoplePC Inc., a Delaware corporation (the "Company") , and SOFTBANK Capital Partners LP, a Delaware limited partnership ("Lender").

                                   RECITALS

     Whereas, on the date hereof, the Company and Lender are entering into a letter of understanding contemplating the preparation and execution of a mutually acceptable Stock Purchase Agreement (the "Purchase Agreement"), pursuant to which the Company intends to sell and Lender intends to acquire shares of the Company's Series B Preferred Stock, par value $.001 per share (the "Share Acquisition").

     Whereas, the Company and Lender wish to enter into this Agreement to fund the Company's operations until the closing of the Share Acquisition.

     In Witness Whereof, the parties agree as follows:

     1.   The Loan. Subject to the terms and conditions of this Agreement,
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Lender agrees to lend to the Company, and the Company agrees to borrow from
Lender, funds in an aggregate principal amount of ten million dollars ($10,000,000) (the "Loan"), in one installment. The Loan shall be made on the date hereof. Interest shall accrue on the Loan commencing one month following the date hereof. Lender will transmit the Loan via wire transfer of immediately available funds to the following account: Account No.: __________, Bank Name:
________________________; ABA No.: _________; or pursuant to such other instructions as may have been provided in writing by the Company, and the Company will accept the Loan pursuant to the terms of this Agreement.

     2.   The Convertible  Note.  The Loan will be evidenced by, and repaid with
          ---------------------
interest in accordance with, an interest-bearing promissory note in the form of Exhibit A (the "Convertible Note"), duly completed and dated as of the date of
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the Loan and delivered to Lender at or prior to the time of the Loan.

     3.   Interest and Payments. Interest shall accrue and be paid to Lender on
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the outstanding and unpaid principal amount of the Loan at the rate of 7% per annum, computed on the basis of the actual number of days elapsed and a year of 360 days consisting of twelve 30 day months. Payments of principal and interest will be made to Lender in the manner specified in the Convertible Note.

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     4.   Conditions to Funding of Loan. The obligation of the Lender to make
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the Loan is subject to the fulfillment on or prior to the time of funding of the
Loan of the Company's due execution and delivery of the Convertible Note.

     5.   Events of Default. The occurrence of any of the following events will
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be an "Event of Default" hereunder:

          (a)  Voluntary Bankruptcy or Insolvency Proceedings. The Company shall
(i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (iv) take any action for the purpose of effecting any of the foregoing; or

          (b) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

          (c) Cross Default. The Company fails to pay or discharge any obligation in excess of $250,000 when due, whether by scheduled maturity, required prepayment, acceleration, or otherwise.

          (d) Judgment. Rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its subsidiaries in an aggregate amount in excess of $500,000 which remains unstayed, in effect and unpaid for a period of 60 consecutive days thereafter.

          (e) Conversion Default. With respect to outstanding obligations under the Convertible Note, any breach by the Company with respect to its obligations to issue shares of Common Stock upon conversion of the Convertible Note pursuant to Section 3 thereof.

          (f) Purchase Agreement. Failure by the parties to enter into a mutually acceptable Purchase Agreement within forty-five (45) days of the date hereof.

     6.   Rights of the Lender upon Default. Upon the occurrence or existence of
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an Event of Default specified in Section 5(a) or (b), immediately and without notice, all outstanding obligations payable by the Company hereunder and under the Convertible Note shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of an Event

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of Default as specified in Sections 5(c), (d) or (e), the Lender may declare the outstanding obligations hereunder and under the Convertible Note immediately due and payable by written notice to the Company and upon any such declaration such obligations shall become immediately due and payable.

     7.   Successors and Assigns. This Agreement and the Convertible Note shall
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be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

     8.   Waiver and Amendment. Any provision of this Agreement may be amended,
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waived or modified upon the written consent of the Company and the Lender.

     9.   Assignment. Neither this Agreement nor any of the rights, interests or
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obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company or the Holder without the prior written consent of the other party except (i) in the case of the Company, in connection with an assignment in whole to a successor corporation to the Company, provided that such successor corporation acquires, by purchase of assets, merger or otherwise, all or substantially all of the Company's property and assets, and (ii) in the case of Lender to any affiliates of Lender or SOFTBANK Corp., a Japanese corporation, including, without limitation, any partnership or other entity of which any direct or indirect subsidiary of SOFTBANK Corp. is a general partner or has investment discretion, or any employees of any of the foregoing.

     10.  Addresses for Notices, etc. Any notices and other communications
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required or permitted under this Agreement shall be effective if in writing and delivered personally or sent by telecopier, Federal Express or registered or certified mail, postage prepaid, addressed as follows:

          If to Lender, to:        SOFTBANK Capital Partners LP
                                   10 Langley Road, Suite 403
                                   Newton Center, MA  02159
                                   Attn:  Ronald D. Fisher
                                   Facsimile:  (617) 928-9301


          with a copy to:          Sullivan & Cromwell
                                   1888 Century Park East
                                   Los Angeles, California  90067
                                   Telephone:  (310) 712-6650
                                   Telecopier:  (310) 712-8800
                                   Attention: John L. Savva, Esq.

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          If to the Company, to:   PeoplePC Inc.
                                   100 Pine Street
                                   Suite 1100
                                   San Francisco, CA 94111
                                   Telephone:  (415) 732-4400
                                   Telecopier:  (415) 837-3857
                                   Attention:  Nick Grouf

          with a copy to:          Cooley Godward LLP
                                   Five Palo Alto Square
                                   3000 El Camino Real
                                   Palo Alto, CA 94306
                                   Telephone:  (650) 843-5000
                                   Telecopier:  (650) 857-0663
                                   Attention:  Andrei M. Manoliu, Esq.

     Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally,
(b) two business days after being sent, if sent by Federal Express or other commercial overnight delivery service, (c) one business day after being sent, if sent by telecopier with confirmation of good transmission and receipt, and (d) three business days after being sent, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify another address by giving notice as aforesaid to each of the other parties hereto.

     11.  Severability. The holding of any provision of this Agreement to be
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invalid or unenforceable by a court of competent jurisdiction shall not affect any other provisions and the other provisions of this Convertible Note shall remain in full force and effect.

     12.  Governing Law. This Agreement shall be governed by and construed and
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enforced in accordance with the laws of the State of Delaware.

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     In Witness Whereof, the parties hereto have executed and delivered this
Agreement as of the date first above written.

                                   PeoplePC Inc.,
                                   a Delaware corporation


                                   By:
                                      -----------------------------------

                                   Title:
                                         --------------------------------


                                   SOFTBANK Capital Partners LP,
                                   a Delaware limited partnership corporation


                                   By:
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                                   Title:
                                         --------------------------------

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